FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934



Date of Report (Date of earliest
event reported):                                         August 22, 1996
                                                        -----------------


                    Zenith Electronics Corporation
                    ------------------------------
          (Exact name of registrant as specified in its charter)



     Delaware                   1-4115               36-1996520
     --------                   ------               ----------
(State or jurisdiction       (Commission File       (IRS Employer
of incorporation)             Number)               Identification No.)


    1000 Milwaukee Avenue
    Glenview, Illinois                                   60025
    ---------------------                                -----
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number,
including area code                                  (847) 391-7000
                                                     --------------

                        Not applicable
                        --------------
 (Former name or former address, if changed since last report)

Item 5.    Other Events.
           ------------

           On August 22, 1996, the company announced that Americast, the programming venture of Ameritech Corporation, BellSouth Corporation, GTE Corporation, SBC Communications and The Walt Disney Company, has signed a non-exclusive contract for the purchase by subsidiaries of Ameritech, BellSouth, GTE and SBC of at least three million digital set-top boxes from the company for its "americast" home entertainment service. A press release announcing the foregoing is attached as an exhibit hereto and the full text of the press release is incorporated herein by reference.

           On August 22, 1996, the company announced (i) that it plans to build a $100 million state-of-the-art picture tube manufacturing facility in Woodridge, IL, and (ii) that it will invest $80 million in its Melrose Park, IL, manufacturing facility to automate existing television picture tube production lines and to install a new line for computer display tubes. A press release announcing the foregoing is attached as an exhibit hereto and the full text of the press release is incorporated herein by reference.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.
           -------------------------------------------------------------------

           Exhibit No.          Exhibit
           -----------      ----------------

              99a Press Release dated August 22, 1996, regarding the Americast deal

              99b Press Release dated August 22, 1996, regarding the expansion plans



                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 ZENITH ELECTRONICS CORPORATION
                                 (Registrant)



                                 By: /s/ Richard F. Vitkus
                                     ------------------------
                                     Richard F. Vitkus
                                     Senior Vice President, General
                                     Counsel and Secretary



Date:  August 26, 1996

                              EXHIBIT INDEX

Exhibit No.               Exhibit
- -------------             -------------
   99a                    Press Release dated August 22, 1996, regarding
                          the Americast deal

   99b Press Release dated August 22, 1996, regarding the expansion plans